UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2021

MED SPA VACATIONS INC.
(Exact name of registrant as specified in its charter)

Nevada	333-210922	47-5268172
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

610 Jones Ferry Road, Suite 207 Carrboro, NC	27510
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 933-2720

(Former name or former address, if changed since last report.)

 23-25 Mangrove Lane Taren Point, NSW, Australia

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Definitive Material Agreement.

On February 5, 2021, Med Spa Vacations, Inc., a Nevada corporation (the “Company”), entered into a one-year consulting agreement (the “Consulting Agreement”) with Tryon Capital LLC, a North Carolina limited liability company (“Tryon”), pursuant to which Tryon will provide the Company with financial and strategic consulting services in consideration for a consulting fee of $2,500 per month. The Consulting Agreement can be terminated by either party at any time, upon 30 days’ written notice.

The foregoing description of the Consulting Agreement is not complete and is qualified in its entirety by reference to the full text of the Consulting Agreement, a copy of which is attached hereto as Exhibit 10.1.

Item 5.01 Changes in Control of Registrant.

On February 4, 2021, Kynson Health Limited, a company incorporated and existing under the law of the British Virgin Islands, and the Company’s controlling stockholder (“Kynson Health”), closed stock purchase and sale transactions pursuant to which Kynson Health sold an aggregate of 9,985,329 restricted shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (“Common Stock”), to eleven purchasers (the “Buyers”) at a purchase price of $0.030044 per share, or an aggregate purchase price of $299,998.60 (the “Share Sale Transaction”). The Shares represented approximately 99.8% of the Company’s issued and outstanding shares of Common Stock as of the date of the closing of the Share Sale Transaction, taking into account the Share Cancellations further described in Item 8.01 below. Therefore, the Share Sale Transaction resulted in a change of control of the Company.

As further described under Item 5.02 below, in connection with the consummation of the Share Sale Transaction, John D. Rollo was appointed as the Company’s sole officer and director.

The Company is a shell company, as that term is defined in Rule 12b-2 of the Exchange Act of 1934, as amended. The Company is seeking a business combination with a private entity whose business would present an opportunity for its shareholders. However, the Company is not currently aware of any arrangements the operation of which would at a subsequent date result in a change in control of the Company.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 4, 2021, in connection with the consummation of the Share Sale Transaction described under item 5.01 above, OuYang XingYing, the Company’s President, Treasurer and Secretary, and the sole member of the Company’s board of directors, resigned from all positions she held with the Company. To the knowledge of the Company, Ms. Yang’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. In connection with Ms. Yang’s resignation, she relinquished her roles as the Company’s “Principal Executive Officer” and “Principal Financial and Accounting Officer” for Securities and Exchange Commission (“SEC”) reporting purposes.

Effective immediately upon Ms. Yang’s resignation, John D. Rollo was appointed as the Company’s President, Secretary and Treasurer, and as the sole member of the Company’s board of the directors. In connection with his appointments, Mr. Rollo was designated as the “Principal Executive Officer” and “Principal Financial and Accounting Officer” of the Company for SEC reporting purposes.

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John D. Rollo, 66, has served as President and sole member of the board of directors of E-Waste Corp. since September 2020. Mr. Rollo served as Patient Transporter for Atlantic Health Systems, a company in the health care industry, from November 2019 through January 2021. Before that, from January 2010 to November 2019, Mr. Rollo served as Chairman of the Board for Switching Technologies Gunther, LTD (“STG”) in Chennai, India. STG is a reed switch and sensor manufacturing company, which is publicly traded on the BSE (Bombay Stock Exchange). From January 2002 to November 2019, Mr. Rollo served as VP of Operations at Comus International in Clifton, NJ. Comus is an international switching and sensor manufacturing company with operations in the USA, India, Belgium, and England. From January 2015 to November 2019, Mr. Rollo served as a Director of Comus Electronics and Technologies India Private, LTD in Chennai, India. From March, 2007 to the present, Mr. Rollo has been Head of the Buildings & Grounds Committee for Rosedale Cemetery in Montclair, NJ. Mr. Rollo holds an Associates Degree in Business from Ealing Technical College in London, England, which he received in 1977.

The Company’s Board of Directors believes Mr. Rollo’s extensive knowledge and background with regard to management, along with his leadership skills and entrepreneurial spirit, will aid the Company to succeed going forward.

Except as otherwise set forth herein, there are no arrangements or understandings between Mr. Rollo and any other person pursuant to which he was appointed as a director of the Company. Further, there are no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company is a participant, the amount involved exceeds $120,000, and in which Mr. Rollo had, or will have, a direct or indirect material interest.

Item 8.01 Other Events.

On February 4, 2021, in connection with, and as a condition to, the consummation of the Share Sale Transaction described under Item 5.01 above, eleven shareholders of the Company returned an aggregate of 4,345,000 shares (the “Cancelled Shares”) of the Company’s Common Stock to the Company for cancellation, in consideration for $0.001 per share (the “Share Cancellations”). The Cancelled Shares were returned to the Company’s number of authorized and unissued shares of Common Stock.

On February 4, 2021, the Company entered into a one-year lease agreement (the “Lease”) with Tryon for the Company’s office space located at 610 Jones Ferry Road, Suite 207, Carrboro, NC 27510, at a monthly rate of $250.00. As discussed under Item 1.01 above, Tryon is currently a consultant to the Company. The Lease can be terminated by either party at any time, with 30 days written notice.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Consulting Agreement with Tryon Capital, LLC, dated February 5, 2021

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 10, 2021

	By:	/s/ John D. Rollo
	Name:	John D. Rollo
	Title:	President

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